UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 1, 2008 (March 26, 2008)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     (a) Credit Agreement. The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.
     (b) Sale of HomeTeam Services. Centex Corporation, a Nevada corporation (“Centex”), does not view the asset purchase agreement (referred to in Item 8.01) to be a material definitive agreement within the meaning of Item 1.01 of Form 8-K. If it is determined, however, that such agreement is a material definitive agreement within the meaning of Item 1.01, the text of Item 8.01 describing such agreement is incorporated in this Item 1.01 by reference.
     (c) Sale of Land Portfolio. On March 31, 2008, Centex Corporation, a Nevada corporation (“Centex”), announced that Centex Homes, the principal subsidiary through which Centex is engaged in homebuilding activities (“Centex Homes”), sold a portfolio of developed, partially-developed and undeveloped properties to a joint venture, Corona Land Company, LLC (“Corona Land Company”), that is led by RSF Partners, Inc., and includes funds under management by Farallon Capital Management, L.L.C., Greenfield Partners, LLC and certain of their affiliates (“Corona Investor”). The transaction was effected in a multi-step transaction.
     On March 29, 2008, Centex Homes entered into a Contribution Agreement with a subsidiary of Corona Land Company (“Corona Real Estate”) pursuant to which it transferred to Corona Real Estate the outstanding equity interests in 27 special purpose entities that hold a diversified portfolio of residential land and related assets that will yield approximately 8,500 partially developed or finished lots in 27 communities located throughout the United States (the “Corona Properties”). On March 31, 2008, Centex Homes entered into a Member Interests Purchase Agreement with Corona Land Company pursuant to which Corona Land Company purchased all outstanding equity interests in Corona Real Estate from Centex Homes for a sales price of approximately $161 million, exclusive of transaction costs, subject to certain adjustments. Under the terms of these agreements, Corona Real Estate generally assumed all liabilities and obligations relating to the Corona Properties, including future development obligations and all liabilities in respect of bonds and letters of credit securing obligations to perform work related to the Corona Properties but excluding specific liabilities that the parties have agreed will be retained by Centex Homes. These agreements contain customary representations and warranties, including representations and warranties by Centex Homes relating to the Corona Properties. Centex Homes has agreed to indemnify Corona Real Estate against losses arising from breaches of such representations and warranties, subject to certain limitations.
     Corona Land Company and its subsidiaries will be managed by or under the supervision of Corona Investor, with Centex Homes retaining limited approval rights. Centex Homes has a 5% equity interest in Corona Land Company, and will be entitled to receive distributions in excess of its percentage interest if the total amount of distributions received by Corona Investor exceeds certain financial targets.
     This transaction accelerates Centex Homes' move to an asset-light operating model, and reduces the obligations of Centex Homes to fund future development costs of approximately $265 million related to the Corona Properties. In addition, the transaction should enable Centex to receive a tax refund of approximately $294 million in respect of losses realized as a result of the disposition of the Corona Properties and acceleration of a portion of its deferred tax asset. The properties transferred to Corona Real Estate in this transaction had a book value of approximately $528 million.
     In connection with the transaction, Centex Homes also entered into certain other agreements, including a property services agreement and separate option agreements with some of the special purpose entities. Under the property services agreement, Centex Homes will provide certain property-related and other services to Corona Real Estate for an interim period of 120 days and will receive a fee for its services intended to reimburse Centex Homes for its costs in providing the services. Under the option agreements, Centex Homes has the right to purchase a limited number of lots held by the special purpose entities (approximately 350 lots) during a two-year period after the closing. Centex Homes paid an aggregate option fee of approximately $1.8 million in connection with the grant of these options. If Centex Homes exercises the options, it will be required to pay a purchase price for the lots equal to the fair market value thereof, less the allocable portion of the option fee. Centex Homes has no obligation to exercise the options. However, if Centex Homes fails to exercise an option, it will forfeit the option fee related to the applicable lots under that option agreement.

     On March 31, 2008, Centex issued a press release in connection with the foregoing transaction, a copy of which is being furnished as Exhibit 99.1 hereto.
Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under this Item 2.03 relates to a credit facility that may give rise to direct financial obligations of Centex Corporation, a Nevada corporation (“Centex”).
     Centex, as borrower, is a party to an unsecured, committed revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent, and certain financial institutions, as lenders. The Credit Facility provides for borrowings by Centex, and the issuance of letters of credit for the account of Centex and its subsidiaries, on a revolving basis up to an aggregate of $2,085,000,000 at any one time outstanding. The stated amount of outstanding letters of credit under the Credit Facility may not exceed a total of $835,000,000, or such greater amount requested by Centex, not to exceed 50% of the maximum facility amount.
     On March 26, 2008, the Credit Facility was amended to, among other things:
(a)	reduce the total commitment, at Centex’s request, from $2,085,000,000 to $1,350,000,000;

(b)	reduce the letter of credit sublimit from $835,000,000 to $600,000,000;

(c)	include a Borrowing Base formula to determine availability under the facility triggered when Centex’s long-term senior debt is rated non-investment grade by two out of the three principal rating agencies (as Centex is currently);

(d)	reset the Minimum Tangible Net Worth covenant;

(e)	amend the financial covenants to exclude from the calculations up to $1 billion of net deferred tax asset valuation allowances; and

(f)	increase the pricing grid for direct borrowings and letters of credit.
     Subject to the terms and conditions thereof, Centex may borrow or obtain letters of credit for general corporate purposes under the Credit Facility until the final maturity date, which will occur on July 1, 2010. There are no direct borrowings currently outstanding under the Credit Facility.
     The foregoing summary is qualified in its entirety by reference to the Credit Agreement dated July 1, 2005, the First Amendment to Credit Agreement dated May 25, 2006, the Second Amendment to Credit Agreement dated July 20, 2007, and the Third Amendment to Credit Agreement dated March 26, 2008, which govern the Credit Facility. Copies of the Credit Agreement, the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement, and the Third Amendment to Credit Agreement dated March 26, 2008 are filed as exhibits to this Current Report on Form 8-K and incorporated in this Item 2.03 by reference. A summary of the Credit Facility in effect immediately following the Second Amendment to Credit Agreement is also contained in Centex’s Current Report on Form 8-K dated July 23, 2007 filed with the Securities and Exchange Commission.
Item 8.01 Other Events
     On March 31, 2008, Centex Corporation, a Nevada corporation (“Centex”), and Rollins, Inc. (“Rollins”) announced that Rollins had entered into an asset purchase agreement as of March 28, 2008 with subsidiaries of Centex to acquire, through a purchase of assets, Centex’s pest control business, HomeTeam Pest Defense. A copy of the joint press release announcing the transaction is being furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Filed herewith or
Exhibit		Incorporated by
Number	Description	Reference
10.1	Credit Agreement, dated July 1, 2005, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein (filed as Exhibit 10.1 to Centex Corporation’s Current Report on Form 8-K dated July 1, 2005)	Incorporated by reference

10.2	First Amendment to Credit Agreement, dated May 25, 2006, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein (filed as Exhibit 10.2 to Centex Corporation’s Current Report on Form 8-K dated June 1, 2006)	Incorporated by reference

10.3	Second Amendment to Credit Agreement, dated July 20, 2007, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein (filed as Exhibit 10.3 to Centex Corporation’s Current Report on Form 8-K dated July 23, 2007)	Incorporated by reference

10.4	Third Amendment to Credit Agreement, dated March 26, 2008, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein	Filed herewith

99.1	Press Release dated March 31, 2008 relating to a sale of a land portfolio	Filed herewith

99.2	Press Release dated March 31, 2008 relating to an agreement concerning the sale of HomeTeam Services	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
James R. Peacock III
Vice President, Deputy General Counsel and Secretary

Date: April 1, 2008

EXHIBIT INDEX

Filed herewith or
Exhibit		Incorporated by
Number	Description	Reference
10.1	Credit Agreement, dated July 1, 2005, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein (filed as Exhibit 10.1 to Centex Corporation’s Current Report on Form 8-K dated July 1, 2005)	Incorporated by reference

10.2	First Amendment to Credit Agreement, dated May 25, 2006, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein (filed as Exhibit 10.2 to Centex Corporation’s Current Report on Form 8-K dated June 1, 2006)	Incorporated by reference

10.3	Second Amendment to Credit Agreement, dated July 20, 2007, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein (filed as Exhibit 10.3 to Centex Corporation’s Current Report on Form 8-K dated July 23, 2007)	Incorporated by reference

10.4	Third Amendment to Credit Agreement, dated March 26, 2008, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein	Filed herewith

99.1	Press Release dated March 31, 2008 relating to a sale of a land portfolio	Filed herewith

99.2	Press Release dated March 31, 2008 relating to an agreement concerning the sale of HomeTeam Services	Filed herewith